Exhibit 99.1 Press Release.
PRESS RELEASE                            Source: Document Security Systems, Inc.

DOCUMENT SECURITY SYSTEMS, INC. APPOINTS ROBERT FAGENSON, CHAIRMAN AND PRESIDENT OF FAGENSON & COMPANY, AND IRA GREENSTEIN, PRESIDENT AND DIRECTOR OF IDT CORPORATION TO ITS BOARD OF DIRECTORS

WEDNESDAY, SEPTEMBER 29, 2004

ROCHESTER, NY - September 29, 2004 - Document Security Systems, Inc. (AMEX: DMC) announced today that Robert Fagenson and Ira Greenstein have been named to its Board of Directors.

Mr. Fagenson is Chairman and President of Fagenson & Company, a New York Stock Exchange member brokerage firm. Mr. Fagenson is also Vice Chairman of Van der Moolen Specialists USA, LLC, the fourth-largest New York Stock Exchange specialist firm. Mr. Fagenson formerly served as a Director and Vice Chairman of the New York Stock Exchange.

Mr. Greenstein is President and a Director of IDT Corporation (NYSE: IDT, IDT.C), an international telecom, entertainment and technology company. Prior to joining IDT Corporation, Mr. Greenstein was a partner in the law firm Morrison & Foerster LLP where he served as the Chair of that firm's New York office's Business Department. Mr. Greenstein also served on the Securities Advisory Committee to the Ontario Securities Commission.

"Mr. Fagenson and Mr. Greenstein bring a wealth of knowledge to the Document Security Systems' Board," said Patrick White, President and Chief Executive Officer of Document Security Systems, Inc. "Looking towards the future and the business challenges ahead, we look forward to the insight and experience that Robert and Ira will bring in their roles as Directors."

"From counterfeit paychecks to illegally reproduced contracts and logos, forged documents and labels pose a serious problem for many businesses and government agencies," said Ira Greenstein, President of IDT Corporation. "Now with the security solutions provided by Document Security Systems' cutting edge technology, companies can be assured that their most important information is safe."

Document Security Systems, Inc. is a technology company with patents in printed security features, which prevent forgery, duplication, counterfeiting, copying, scanning and re-imaging for any type of printed documents, labels or packaging.





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Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, infringements on our intellectual technology or other intellectual property related issues, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.


FOR LICENSING OR OTHER INFORMATION CONTACT:
     Contact: Cherrie Mahon
     Company: Document Security Systems, Inc.
     Title: Investor Relations
     Phone: 877-276-0293
     Fax: 585-325-2977
     Email: CHERRIE.MAHON@DOCUMENTSECURITY.COM

     Websites:  WWW.DOCUMENTSECURITY.COM
                WWW.SAFETYPAPER.COM
                WWW.LEGALSTORE.COM


     IDT Corporation

     Phone:  973-438-3124, Investor Relations
     Website:  WWW.IDT.NET










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